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EXECUTION COPY

MASTER CUSTODIAN AGREEMENT

This Agreement is made as of January 1, 2007 by and among each management investment company identified on Appendix A hereto, each such investment company acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies (each such investment company and each management investment company made subject to this Agreement in accordance with Section 21.5 below shall hereinafter be referred to as a “Fund”), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, each Fund is authorized to issue common stock or shares of beneficial interest (“Shares”), and some Funds are authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, as more particularly identified on Appendix A hereto (each such series and each series made subject to this Agreement in accordance with Section 21.6 below shall hereinafter be referred to as a “Portfolio” with respect to that Fund, but for any Fund that does not have any separate series, then any reference to “Portfolio” is a reference to that Fund);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). Each Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios (other than any securities or cash of the Portfolios held by a futures commission merchant or commodity clearing organization pursuant to Rule 17f-6 under the Investment Company Act of 1940, as amended (the “1940 Act”)), and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio but not delivered to the Custodian or which is delivered out in accordance with Proper Instructions or Special Instructions (as such terms are defined in Section 7 hereof). With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act) (hereinafter sometimes referred to as the “Underlying Portfolios”), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ as its agent one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or the Board of Directors of the Fund (as appropriate, and in each case, the “Board”) on behalf of the applicable Portfolio(s). The Custodian may place and maintain each Fund’s foreign securities with Eligible Foreign Custodians employed by the Custodian and/or Foreign Securities Systems, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES

SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Fund on behalf of a Portfolio which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the “Underlying Transfer Agent”).

SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, whether held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

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6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10) For delivery in connection with any loans of securities made by the Portfolio (a) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent’s custodian, in accordance with written Proper Instructions (which may but need not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

11) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio but only against receipt of amounts borrowed;

12) For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer that is both registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a

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member of The National Association of Securities Dealers, Inc. (the “NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

13) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the “CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

14) Upon the sale or other delivery of such investments, including, without limitation, to one or more (a) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), (each a “Repo Custodian”), or (b) Special Sub-Custodians, and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

15) Upon receipt of Proper Instructions from the Fund or the Fund’s transfer agent (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with payments in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the “Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

16) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof;

17) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

18) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be delivered and (b) the person or persons to whom delivery of such securities shall be made.

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SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered by the Custodian in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or in the name of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Cash held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its reasonable discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited therewith shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such cash shall be deposited by the Custodian only in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased and not held pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to (a) registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business if, on the record date for payment by the issuer, such securities are held hereunder, and (b) bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent, and, with respect to (a) and (b) above, shall credit such income, on the designated settlement date, as predetermined income, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled. The Fund, or its duly authorized

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investment manager, shall instruct the Custodian regarding all Fund or investment manager determinations that a portfolio security has been deemed worthless by such Fund.

SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian pursuant to Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian, or another bank, or a broker-dealer which is a member of NASD along with written evidence of the agreement by the Custodian, or another bank, or a broker-dealer which is a member of NASD to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund;

2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3) For the redemption or repurchase of Shares issued as set forth in Section 6 hereof;

4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, audit, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

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5) For the payment of any dividends on Shares declared pursuant to the Fund’s articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”);

6) For payment of the amount of dividends received in respect of securities sold short;

7) Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a “Free Trade”), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made;

8) For payment as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

9) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) one or more of its wholly-owned subsidiaries which is a bank or trust company and which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. No Underlying Transfer Agent acting as such shall be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of

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any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with swap arrangements of the Portfolio, options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (d) for any other purpose in accordance with Proper Instructions.

SECTION 2.10 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1) Upon receipt of a confirmation or statement from an Underlying Transfer Agent (copies of which the Custodian will maintain as may be required by Section 11 of this Agreement) that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of the Portfolio.

2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except for losses to the extent resulting from (i) the fraud, negligence, or willful misconduct of the Custodian or any of its agents or of any of its or their employees, (ii) violation of law applicable to the Custodian in its capacity as a custodian and that affects the Custodian’s performance of the Services hereunder, or (iii) material breach of this Agreement by the Custodian (provided, however, that the Custodian shall have the opportunity to cure, within thirty (30) days of its receipt of written notice from the Fund, solely those breaches capable of cure without material adverse impact to the Fund, provided, in each such instance where the Custodian is aware of an event related to such notice, the Custodian had previously informed the Fund promptly of such

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event; any such communication from the Custodian to the Fund shall not be used as or considered as an admission of fault and will be provided solely as an accommodation to the Fund).

SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.12 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased and not held pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund or its duly authorized agent all proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.13 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased and not held pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to voluntary corporate actions such as tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange or other action is sought and from the party (or its agents) making the tender or exchange offer or other action. The Custodian shall also transmit promptly to the applicable Fund for each Portfolio all written information received by the Custodian regarding any class action or other litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur prior to such deadline established by the Custodian in its reasonable discretion as will give the Custodian sufficient time to take such action, which deadline shall in no event be longer than three (3) business days. The Custodian shall inform the Fund of pertinent deadlines in each case. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.13.

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SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign

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Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction authorizing the Foreign Custody Manager to open an account, or to place or maintain Foreign Assets, with the Eligible Foreign Custodians identified in each country as listed on Schedule A, as required by each Portfolio from time to time. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

(a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager for each appropriate country as is listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

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(c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall reasonably promptly notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board, or at the Board’s delegation, a Fund’s investment adviser, shall be deemed to have considered and determined to accept, on behalf of the Fund, such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of each calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 reasonably promptly after the occurrence of the material change.

3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

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SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES

SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions,

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which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii) In connection with any repurchase agreement related to foreign securities;

(iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

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(x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi) Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

(xii) In connection with the lending of foreign securities; and

(xiii) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i) Upon the purchase of foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, audit or accounting fees, and other operating expenses;

(iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

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(vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

(vii) For payment of part or all of the dividends received in respect of securities sold short;

(viii) In connection with the borrowing or lending of foreign securities; and

(ix) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

4.4.3. MARKET CUSTOMS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered by the Custodian or the Foreign Sub-Custodian in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund on behalf of a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts. Where the Custodian is unable to maintain, or market practice does not readily allow the

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maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Portfolio with a Foreign Sub-Custodian. All accounts referred to in this section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.

SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued, which facilitation efforts may include endeavoring to (a) cause to be executed by the registered holder of such foreign securities (if such securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio), all proxies, without indication of the manner in which such proxies are to be voted, and (b) deliver to the Fund or its agents all proxy soliciting materials and all notices relating to such securities. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to voluntary corporate actions such as tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange or other action is sought or from the party (or its agents) making the tender or exchange offer or other action. The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other litigation in connection with Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise

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of any such right or power, and both (i) and (ii) occur prior to such deadline established by the Custodian in its reasonable discretion as will give the Custodian (including any Foreign Sub-Custodian) sufficient time to take such action, which deadline shall in no event be longer than three (3) business days. The Custodian shall inform the Fund of pertinent deadlines in each case. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At a Fund’s election, its Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibilities of the Custodian with regard to such tax law shall be to use reasonable efforts to effect the withholding of local taxes and related charges with regard to market entitlement/payment in accordance with local law and subject to local market practice or custom and to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information. Except as specifically provided in this Agreement or otherwise agreed to in writing by the Custodian, the Custodian shall have no independent obligation to determine the tax obligations now or hereafter imposed on any of the Funds by any taxing authority or to obtain or provide information relating thereto, and shall have no obligation or liability with respect to such tax obligations, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered any Fund’s tax advisor or tax counsel.

SECTION 5. SPECIAL SUB-CUSTODIANS

Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a “Special Sub-Custodian.” Each such duly appointed Special

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Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

SECTION 6. PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

SECTION 6A. INVESTMENT ADMINISTRATION SERVICES

Custodian shall provide Investment Administration Services to the Funds pursuant to the terms and conditions of the attached Investment Administration Services Addendum.

SECTION 7. PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS

“Proper Instructions,” which may be standing instructions, shall mean instructions received by the Custodian from a Fund or a person or entity duly authorized by the Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that such person(s) or entity has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person

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authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

“Special Instructions,” as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated in writing by the Treasurer of such Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund’s Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of notice to the contrary.

SECTION 8. EVIDENCE OF AUTHORITY

Subject to Section 15, the Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2) Surrender securities in temporary form for securities in definitive form;

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3) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 10. REPRESENTATIONS AND WARRANTIES

(1) The Custodian represents and warrants to each Fund that:

a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts and is qualified to conduct its business in every jurisdiction where its business is conducted except where the failure to be so qualified would not have a material adverse affect on the Custodian.

b. It has the power and authority to carry on its business in The Commonwealth of Massachusetts and to enter into and perform this Agreement;

c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d. No legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement;

e. This Agreement constitutes its legal, valid, binding and enforceable agreement; and

f. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it.

(2) Each Fund represents and warrants to the Custodian that:

a. It is duly organized, validly existing and in good standing in its state of organization as specified on Appendix A, and is qualified to conduct its business in every jurisdiction where its business is conducted except where the failure to be so qualified would not have a material adverse affect on the Fund;

b. It has the power and authority under applicable laws and its Governing Documents to enter into and perform this Agreement;

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c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

d. No legal or administrative proceedings have been instituted or threatened which would materially impair the Fund’s ability to perform its duties and obligations under this Agreement;

e. This Agreement constitutes its legal, valid, binding and enforceable agreement; and

f. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

SECTION 11. RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund’s counterparty(ies), or the agents of either of them. In addition to the foregoing, the Custodian shall provide storage for, during the term of this Agreement, historical records delivered to it by any prior custodian of the Funds and consult with the Funds in any event of the Custodian’s inability to do so; provided, that the parties hereby agree that the Custodian shall have no responsibility for the condition, accuracy, integrity, searchability, reconciliation or contents of such historical records.

SECTION 12. OPINION OF FUND’S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

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SECTION 13. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide each Fund, on behalf of each of its Portfolios, at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a “Securities System”), relating to the services provided by the Custodian under this Agreement; such reports shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14. COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time in writing between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15. RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, bad faith, willful misconduct, violation of law applicable to the Custodian in its capacity as a custodian and that affects the Custodian’s performance of the Services hereunder, or material breach of this Agreement (provided, however, that the Custodian shall have the opportunity to cure, within thirty (30) days of its receipt of written notice from the Fund, solely those breaches capable of cure without material adverse impact to the Fund, provided, in each such instance where the Custodian is aware of an event related to such notice, the Custodian had previously informed the Fund promptly of such event; any such communication from the Custodian to the Fund shall not be used as or considered as an admission of fault and will be provided solely as an accommodation to the Fund), including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense to the extent resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

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Except as may arise from the Custodian’s own negligence, bad faith, willful misconduct, violation of law applicable to the Custodian in its capacity as a custodian that affects the Custodian’s performance of the Services hereunder, or material breach of this Agreement (provided, however, that the Custodian shall have the opportunity to cure, within thirty (30) days of its receipt of written notice from the Fund, solely those breaches capable of cure without material adverse impact to the Fund, provided, in each such instance where the Custodian is aware of an event related to such notice, the Custodian had previously informed the Fund promptly of such event; any such communication from the Custodian to the Fund shall not be used as or considered as an admission of fault and will be provided solely as an accommodation to the Fund), or the negligence, bad faith or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense to the extent resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in its instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian ; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian’s sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction; and (ix) the Custodian acting in accordance with any Proper Instruction with respect to Free Trade.

In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control, the Custodian shall take reasonable steps to minimize service interruptions. The Custodian shall enter into and shall maintain in effect, at all times during the term of this Agreement, with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Funds; and (ii) emergency use of electronic data processing equipment to provide services under this Agreement.

The Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as

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such term is defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim to the extent resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care. With respect to foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) which are registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing in accordance with Section 4.5 of this Agreement, the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.

If a Fund on behalf of a Portfolio requires the Custodian to take any action not otherwise addressed in this Agreement with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

In the event a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, predetermined income, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio’s assets to the extent necessary to obtain reimbursement. To the extent not inconsistent with market rules or practice, the Custodian shall first utilize available cash and thereafter such Portfolio’s other assets, it being specifically understood that any failure of the Custodian to so utilize or dispose shall in no way affect either the validity or priority of the Custodian’s security interest in such cash or assets. Further, and only to the extent practicable, the Custodian shall provide notice to the Fund prior to commencing such utilization or disposal, and, if such prior notice is not practicable, the Custodian shall provide notice to the Fund as soon as practicable thereafter, it being specifically understood that any failure of the Custodian to provide any such notice shall in no way affect the Custodian’s rights or remedies under this paragraph or applicable law.

In no event shall any party hereto be liable for indirect, special or consequential damages.

SECTION 16. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

(a) This Agreement shall become effective as of its execution and shall continue in full force and effect for an initial term of four (4) years from the date hereof, and shall automatically

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renew for additional consecutive three (3) year terms, unless either party gives one hundred eighty (180) days’ prior written notice to the other of its intent not to renew. If this Agreement is terminated (the effective date of such termination being referred to as the “Termination Date”), the Custodian shall, at the reasonable request of the Funds, and subject to the consent of the Custodian (which consent shall not be unreasonably withheld or delayed), continue to provide services hereunder for a period (the “Extension Period”) not to exceed ninety (90) days from the Termination Date, and the compensation payable to the Custodian for its services and expenses during such Extension Period shall not exceed one hundred and five percent (105%) (per annum) of the compensation last agreed upon by each Fund and the Custodian and in effect immediately prior to the Termination Date.

(b) In the event that the Agreement is terminated by any Fund with respect to a Portfolio (the “Terminating Fund”), other than for cause, with respect to such Terminating Fund prior to the four (4) year anniversary of the date hereof (the “Anniversary Date”), and the Custodian has not terminated either this Agreement with respect to such Terminating Fund or any agreement pursuant to which the Custodian provides fund accounting services relative to such Terminating Fund, the Terminating Fund shall pay to the Custodian, in lieu of any other fees, expenses, termination penalties, damages or other amounts (except as identified in paragraph (c) below), an early termination fee equal to the present value, using a discount rate of seven percent (7%), compounded annually, of the remaining fees which would have been due by the Terminating Fund to the Custodian for the period from the Termination Date until the Anniversary Date if the Agreement had not been terminated (the “Remaining Fees”) which Remaining Fees shall be determined using the average monthly compensation for its services (prior to the application of any earnings credits) earned by the Custodian hereunder with respect to such Terminating Fund during the 12-month period (or if shorter, such lesser period of time) preceding such Termination Date (the “Early Termination Fee”).

For the avoidance of doubt, no Terminating Fund will be required to make any such Early Termination Fee payment (other than as set forth in paragraph (e) below) if this Agreement is terminated on or after the Anniversary Date or by the Terminating Funds for cause at any time.

(c) Notwithstanding the provisions of paragraph (b) above, no Early Termination Fee shall be payable in the event (each, a “Liquidation, Merger or Consolidation Event”) that a Fund or Portfolio is

(i) liquidated; or

(ii) merged into or consolidated with another Fund or Portfolio with respect to which the Custodian provides Services pursuant to this Agreement; or

(iii) merged into or consolidated with another investment company or series of an investment company (each series representing interests in a separate portfolio of securities and other assets) with respect to which the Custodian provides custody services,

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provided, that in each case of (i) and (ii) above, the aggregate amount of fees for custody services provided by the Custodian with respect to all Funds and Portfolios covered by this Agreement immediately after, and taking into consideration the effect of, such Liquidation, Merger or Consolidation Event (the “Projected Fees”) shall be equal to or greater than the aggregate amount of fees for custody services provided by the Custodian pursuant to this Agreement, measured as of the date of this Agreement (the “Existing Fees”);

and further provided, that in each case of (iii) above, (A) the Projected Fees plus (B) the Incremental Fees (as defined below) shall be equal to or greater than the Existing Fees.

For purposes of this Section 16(c), the Projected Fees shall equal the custody fees, with respect to such Funds and Portfolios subject to this Agreement immediately after such Liquidation, Merger or Consolidation Event, projected to be earned by the Custodian on an annualized basis for the ensuing twelve-month period, with no adjustments for market fluctuations or subscription and redemption activity.

For purposes of this Section 16(c), the Existing Fees shall equal the custody fees, with respect to such Funds and Portfolios on the date of this Agreement, projected to be earned by the Custodian on an annualized basis for the ensuing twelve-month period, with no adjustments for market fluctuations or subscription and redemption activity.

For purposes of this Section 16(c), the “Other Contract” shall mean a contractual arrangement pursuant to which the Custodian provides custody services that may not be terminated earlier than the Anniversary Date and whose fee schedule is fixed until the Anniversary Date.

For purposes of this Section 16(c), the “Incremental Fees” shall mean (A) the custody fees with respect to custody services under the Other Contract that are projected to be earned by the Custodian on an annualized basis for the ensuing twelve-month period, with no adjustments for market fluctuations or subscription and redemption activity, immediately after such Liquidation, Merger or Consolidation Event, less (B) the custody fees with respect to custody services under the Other Contract that were projected to have been earned by the Custodian on an annualized basis for the ensuing twelve-month period, with no adjustments for market fluctuations or subscription and redemption activity, immediately prior to such Liquidation, Merger or Consolidation Event.

(d) Upon any termination of this Agreement pursuant to paragraph (b) above and receipt of a final bill from the Custodian, the Terminating Fund shall pay to the Custodian all accrued and unpaid fees and expenses, whether the same have been billed or remain unbilled prior to delivery of such final bill, and shall reimburse the Custodian for any reasonable de-conversion costs associated with such termination.

(e) Notwithstanding any term herein to the contrary, termination of this Agreement with respect to a Terminating Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio.

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(f) In the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction, any Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement without penalty.

(g) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

SECTION 17. SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon notice of such appointment and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, as may be applicable, all securities, funds and other properties of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance therewith.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

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SECTION 18. OVERSIGHT; AUDIT RIGHTS; ADDITIONAL SUB-CERTIFICATIONS AND REPORTS

SECTION 18.1 OVERSIGHT. The Custodian acknowledges that the Funds have informed the Custodian of their intent to engage Putnam Fiduciary Trust Company, a Massachusetts trust company (“PFTC”), or one of PFTC’s affiliates to perform custody oversight services on behalf of the Funds. Upon notice and instruction from the Funds that they have engaged PFTC or its affiliate regarding such custody oversight services, the Custodian shall, at the expense of the Funds, reasonably cooperate with such entity to provide such information regarding the Funds and such information regarding the Custodian’s performance of the services contemplated by this Agreement (the “Services”) to such entity as it may reasonably request from time to time.

SECTION 18.2 AUDIT RIGHTS.

(a) To the extent required by applicable law, rule or regulation and upon request of a Fund (which shall include reasonable advance notice), the Custodian shall allow such Fund’s regulators or supervisory authorities to perform periodic on-site audits as may be reasonably required to examine the Custodian’s performance of the Services. Notwithstanding the foregoing, prior to the performance of any audits of the Custodian’s performance of the Services, the Fund will request that such regulator or supervisory authority to the extent possible shall coordinate such audit through the Custodian’s primary regulator, the United States Federal Reserve Bank of Boston.

(b) Upon request of a Fund (which shall include reasonable advance notice), the Custodian shall allow such Fund and its duly-authorized agents, auditors (including internal audit staff and external auditors), and compliance personnel to perform periodic on-site audits as may be reasonably required to examine the Custodian’s performance of the Services.

(c) Notwithstanding the audit and inspection rights conferred by the foregoing subsection, the Custodian reserves the right to impose reasonable limitations on the number, frequency, timing and scope of audits and inspections requested by the Funds so as to prevent or minimize any potential impairment or disruption of its operations, distraction of its personnel or breaches of security or confidentiality; provided, however, that the Custodian may not limit the number, frequency or timing of audits and inspections by regulatory bodies with supervisory authority over a Fund or by a Fund resulting from a regulatory problem at the Custodian and affecting the Custodian’s ability to provide the Services hereunder or any material weakness or significant deficiency in the Custodian’s internal controls. In addition, the Custodian shall be entitled to impose a commercially reasonable per person hourly charge for the cooperation and assistance of its personnel in connection with any audit in excess of one (1) in any twelve (12) month period; provided, however, that no such charge may be imposed in connection with any audit or inspection by any regulatory body with supervisory authority over a Fund or by a Fund resulting from a regulatory problem at the Custodian and affecting the Custodian’s ability to provide the Services hereunder or any material weakness or significant deficiency in the Custodian’s internal controls. Nothing contained in this section shall obligate the Custodian to provide access to or otherwise disclose: (i) any information that is unrelated to the relevant Fund and the provision of the Services to such Fund; (ii) any information which is treated as confidential under the Custodian’s corporate

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policies, including, without limitation, internal audit reports, compliance or risk management plans or reports, work papers and other reports and information relating to management functions; or (iii) any other documents, reports or other information that the Custodian is obligated to maintain in confidence as a matter of law or regulation. In addition, any access provided hereunder to technology shall be limited to a demonstration by the Custodian of the functionality thereof and a reasonable opportunity to communicate with the Custodian personnel regarding such technology.

SECTION18.3 ADDITIONAL SUB-CERTIFICATIONS AND REPORTS

The Custodian shall provide to the Funds: (a) sub-certifications in connection with Sarbanes-Oxley Act of 2002 certification requirements; and (b) periodic reports and reasonable documentation for delivery to the Funds’ Chief Compliance Officer in connection with Rule 38a-1 under the 1940 Act with respect to the Services and the Custodian’s compliance with its operating policies and procedures related thereto.

SECTION 19. INCLUDED SERVICE ENHANCEMENTS.

If, in the ordinary course of its business, the Custodian enhances core system processing functionality that it uses in connection with the Services, the Custodian shall use such enhanced core system processing enhancements in performing the Services hereunder, at no additional charge to the Funds, as soon as the Custodian reasonably determines that such use is appropriate. To the extent the Custodian reasonably determines that such enhanced core system processing enhancements are relevant to the Funds’ receipt of the Services, the Custodian shall inform the Funds of such core system processing enhancements.

SECTION 20. CONFIDENTIALITY.

The parties hereto agree that each shall treat as confidential all information provided by a party (the “Disclosing Party”) to the other party (the “Recipient”) or to which the Recipient obtains access and that relates to the Disclosing Party, including information regarding its business, financial affairs, operations or otherwise, including without limitation, securities holdings and trading information of a Portfolio or Fund (“Confidential Information”). In maintaining the confidentiality of the Confidential Information of a Disclosing Party, each Recipient shall exercise the same degree of care that such person exercises with respect to its own Confidential Information of a similar nature, including the use of customary data protection procedures, and in no event less than a reasonable degree of care. All Confidential Information of a Disclosing Party shall be used by a Recipient solely for the purpose of rendering or receiving services pursuant to this Agreement and shall not be disclosed to any party other than such Recipient’s (i) employees and contractors who have a need-to-know for purposes of performing such Recipient’s obligations under this Agreement, provided, that, such persons and entities are bound by confidentiality provisions at least as stringent as those contained herein, (ii) regulators or examiners, and (iii) auditors and legal counsel, to the extent required in connection with services provided by such parties to Recipient.

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The Recipient shall notify the Disclosing Party of any unauthorized use or disclosure of Confidential Information of the Disclosing Party of which the Recipient becomes aware. The parties agree that disclosure of Confidential Information of a Disclosing Party may give rise to an irreparable injury to such Disclosing Party inadequately compensable in damages. Accordingly, the Disclosing Party may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available.

The foregoing obligations of confidentiality and non-disclosure shall not be applicable to any information that the Recipient demonstrates (i) is publicly available when provided or thereafter becomes publicly available, other than through disclosure by the Recipient or any of its affiliates, or that is independently derived by the Recipient without the use of any information provided by the Disclosing Party, (ii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation (collectively, “Legal Process”), or (iii) where the Recipient has received the prior written consent of the Disclosing Party. In the event that a Recipient is requested by or pursuant to, or required by, Legal Process to disclose any Confidential Information of any other party to this Agreement, such Recipient will, to the extent not legally prohibited, provide the applicable Disclosing Party with prompt notice of such Legal Process in order to enable the Disclosing Party, at its own expense, to seek an appropriate protective order or other remedy (and, if the Disclosing Party seeks such order, the Recipient will provide such cooperation as the Disclosing Party shall reasonably request at the Disclosing Party’s expense) to resist or narrow the scope of such request or legal process, or waive compliance, in whole or in part, with the terms of this Section 20. In the event that such protective order or other remedy is not obtained or the Disclosing Party waives such compliance, only that portion of the Confidential Information may be disclosed as the Recipient, as advised by counsel, is legally required to disclose and the Recipient will request that all such Confidential Information so disclosed will be accorded confidential treatment. Confidential Information disclosed in combination with other information that is not Confidential Information is not deemed to fall within one of the foregoing exceptions by reason of such combination.

Furthermore, and notwithstanding anything in this section to the contrary, the Custodian may aggregate Fund or Portfolio data with similar data of other customers of the Custodian (“Aggregated Data”) and may use Aggregated Data for purposes of constructing statistical models so long as such Aggregated Data represents a sufficiently large sample that no Fund or Portfolio data can be identified either directly or by inference or implication.

All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement or any schedule or exhibit hereto shall survive the termination or expiration of this Agreement for a period of three (3) years.

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SECTION 21. GENERAL

SECTION 21.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 21.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, any prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund’s assets.

SECTION 21.3 ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund.

SECTION 21.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 21.5 ADDITIONAL FUNDS. In the event that any management investment company advised by Putnam Investment Management, LLC or an affiliate thereof, in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and the Custodian and the Fund shall be bound by all terms and conditions and provisions hereof.

SECTION 21.6 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder and the Custodian and the Fund shall be bound by all terms and conditions and provisions hereof with respect to such Portfolio.

SECTION 21.7 THE PARTIES. All references herein to the “Fund” are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with Section 21.5 above, individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series corporation, trust or other entity, all references herein to the “Portfolio” are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on

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behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

A copy of the Declaration of Trust of each Fund is on file with the Secretary of The Commonwealth of The Commonwealth of Massachusetts. Notice is hereby given, and it is expressly agreed that the obligations under this Agreement of any such Fund shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of such Fund personally, but bind only the trust property of such Fund. In the case of each Fund, the execution and delivery of this Agreement on its behalf has been authorized by its trustees, and signed by an authorized officer, in each case acting in such capacity and not individually, and neither such authorization by the trustees nor such execution and delivery shall be deemed to have been made by any of them individually, but shall only bind the trust property of each Fund.

SECTION 21.8 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

SECTION 21.9 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail, overnight courier or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:	c/o PUTNAM FIDUCIARY TRUST COMPANY
1 Post Office Square
Boston, Massachusetts 02109

Attention: Judd Symon, Senior Vice President
Telephone: 617-760-5181
Telecopy: 617-760-5140

with a copy to:	ROPES & GRAY
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600

Attention: John W. Gertsmayr
Telephone: 617-951-7393
Telecopy: 617-235-0040

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To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, Massachusetts 02111

Attention: Robert F. Dame, Senior Vice President, LCC/2S
Telephone: 617-662-4036
Telecopy: 617-662-4040

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of overnight courier, upon receipt, in the case of cable twenty-four hours after dispatch and, in the case of telex or telecopy, immediately on dispatch and if delivered by cable, telex or telecopy outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 21.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

SECTION 21.11 SEVERABILITY; WAIVER. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any such term, right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

SECTION 21.12 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 21.13 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian

34.

to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund’s name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund’s name, address, and share positions.

35.

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

FUND SIGNATURE ATTESTED TO BY:	EACH OF THE ENTITIESSET
FORTH ON APPENDIX A
HERETO

/s/ Robert T. Burns	/s/ Jonathan S. Horwitz
By: Robert T. Burns_______________________	By: Jonathan S. Horwitz
Robert T. Burns	Jonathan S. Horwitz
Managing Director,	Executive Vice President,
Putnam Investments	Principal Executive
Officer, Treasurer and
Compliance Liaison

SIGNATURE ATTESTED TO BY:	STATE STREET BANK AND
TRUST COMPANY

/s/ Stephanie L. Poster	/s/ Joseph L. Hooley
By: Stephanie L. Poster______________	By: Joseph L. Hooley
Stephanie L. Poster	Joseph L. Hooley
Vice President and Senior Managing Counsel	Executive Vice President

APPENDIX A
TO
MASTER CUSTODIAN AGREEMENT

As amended as of March 18, 2013

Putnam American Government Income Fund
Putnam Arizona Tax Exempt Income Fund
Putnam Asset Allocation Funds
-Balanced Portfolio
-Conservative Portfolio
-Growth Portfolio
Putnam California Tax Exempt Income Fund
Putnam Convertible Securities Fund
Putnam Diversified Income Trust
Putnam Equity Income Fund
Putnam Europe Equity Fund
Putnam Funds Trust
- Putnam Absolute Return 100 Fund
- Putnam Absolute Return 300 Fund
- Putnam Absolute Return 500 Fund
- Putnam Absolute Return 700 Fund
- Putnam Asia Pacific Equity Fund
- Putnam Asset Allocation: Equity Portfolio
- Putnam Capital Spectrum Fund
- Putnam Dynamic Risk Allocation Fund
- Putnam Emerging Markets Equity Fund
- Putnam Emerging Markets Income Fund
- Putnam Equity Spectrum Fund
- Putnam Floating Rate Income Fund
- Putnam Global Consumer Fund
- Putnam Global Dividend Fund
- Putnam Global Energy Fund
- Putnam Global Financials Fund
- Putnam Global Industrials Fund
- Putnam Global Sector Fund
- Putnam Global Technology Fund
- Putnam Global Telecommunications Fund
- Putnam Intermediate-Term Municipal Income Fund
- Putnam International Value Fund
- Putnam Low Volatility Equity Fund
- Putnam Money Market Liquidity Fund
- Putnam Multi-Cap Core Fund
- Putnam Retirement Income Fund Lifestyle 2
- Putnam Retirement Income Fund Lifestyle 3
- Putnam Short Duration Income Fund

- Putnam Short Term Investment Fund
- Putnam Short-Term Municipal Income Fund
- Putnam Small Cap Growth Fund
- Putnam Strategic Volatility Equity Fund
The George Putnam Fund of Boston d/b/a George Putnam Balanced Fund
Putnam Global Equity Fund
Putnam Global Health Care Fund
Putnam Global Income Trust
Putnam Global Natural Resources Fund
Putnam Global Utilities Fund
The Putnam Fund for Growth and Income
Putnam High Income Securities Fund
Putnam High Yield Advantage Fund
Putnam High Yield Trust
Putnam Income Fund
Putnam International Equity Fund
Putnam Investment Funds
-Putnam Capital Opportunities Fund
-Putnam Growth Opportunities Fund
-Putnam International Capital Opportunities Fund
-Putnam International Growth Fund
-Putnam Multi-Cap Value Fund
-Putnam Research Fund
-Putnam Small Cap Value Fund
Putnam Investors Fund
Putnam Managed Municipal Income Trust
Putnam Massachusetts Tax Exempt Income Fund
Putnam Master Intermediate Income Trust
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam Mortgage Recovery Fund
Putnam Multi-Cap Growth Fund
Putnam Municipal Opportunities Trust
Putnam New Jersey Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Premier Income Trust
Putnam RetirementReady® Funds
-Putnam Retirement Income Fund Lifestyle 1
-Putnam RetirementReady 2055 Fund
-Putnam RetirementReady 2050 Fund
-Putnam RetirementReady 2045 Fund
-Putnam RetirementReady 2040 Fund
-Putnam RetirementReady 2035 Fund

-Putnam RetirementReady 2030 Fund
-Putnam RetirementReady 2025 Fund
-Putnam RetirementReady 2020 Fund
-Putnam RetirementReady 2015 Fund
Putnam Tax Exempt Income Fund
Putnam Tax Exempt Money Market Fund
Putnam Tax-Free Income Trust
-Putnam AMT-Free Municipal Fund
-Putnam Tax-Free High Yield Fund
Putnam U.S. Government Income Trust
Putnam Variable Trust
-Putnam VT Absolute Return 500 Fund
-Putnam VT American Government Income Fund
-Putnam VT Capital Opportunities Fund
-Putnam VT Diversified Income Fund
-Putnam VT Equity Income Fund
-Putnam VT George Putnam Balanced Fund
-Putnam VT Global Asset Allocation Fund
-Putnam VT Global Equity Fund
-Putnam VT Global Health Care Fund
-Putnam VT Global Utilities Fund
-Putnam VT Growth and Income Fund
-Putnam VT Growth Opportunities Fund
-Putnam VT High Yield Fund
-Putnam VT Income Fund
-Putnam VT International Equity Fund
-Putnam VT International Value Fund
-Putnam VT International Growth Fund
-Putnam VT Investors Fund
-Putnam VT Money Market Fund
-Putnam VT Multi-Cap Growth Fund
-Putnam VT Multi-Cap Value Fund
-Putnam VT Research Fund
-Putnam VT Small Cap Value Fund
-Putnam VT Voyager Fund
Putnam Voyager Fund

3/18/13